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Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report (which contains an explanatory paragraph relating to the ability of Harvard Industries, Inc. to continue as a going concern) dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, appearing in the Annual Report on Form 10-K/A of Harvard Industries, Inc. for the year ended September 30, 1998.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

11 Madison Avenue
New York, NY

April 14, 1999